REGISTRATION AGREEMENT

          REGISTRATION AGREEMENT (the "Agreement") is made as of this 22nd day of November, 1993, by Neuromedical Systems, Inc., a Delaware corporation (the "Company"), for the benefit of The Goldman Sachs Group, L.P. and its affiliates ("Purchaser") and the investors listed on Schedule I ("Schedule I") hereto (collectively, the "Investors," each an "Investor").

                           Background
                           ----------

     1. This Registration Rights Agreement is being entered into as inducement for Purchaser to enter into and consummate the transactions contemplated by the Stock Purchase Agreement, between Purchaser, the Company and Mark Rutenberg dated as of the date hereof (the "Stock Purchase Agreement") and as inducement to the Investors to amend certain other agreements with the Company to which they are parties. As such inducement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Stock Purchase Agreement.

                           Agreements
                           ----------

          The Company, Purchaser and the Investors covenant and agree as follows:

     2. Definitions. As used herein, the following terms have the following respective meanings. Capitalized terms not defined in this Section 2 shall have the meanings assigned to them in the body of the Agreement:

          "Commission" means the Securities and Exchange
Commission or any other Federal agency at the time administering the Securities Act.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such similar Federal statute.

          "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

          "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 3, including, without limitation, all registration, filing and NASD fees, all listing fees, all fees and expenses of complying with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters (including, without limitation, fees and expenses of counsel to the underwriters) customarily paid by issuers or sellers of securities and the reasonable fees and expenses of one counsel to the Selling Holders (selected by Selling Holders representing at least 50% of the Registrable Securities covered by such registration); provided, however, that Registration Expenses shall exclude, and the sellers of the Registrable Securities being registered shall pay, underwriters' fees and underwriting discounts and commissions in respect of the Registrable Securities being registered.

          "Registrable Securities" means any shares of the Company's common stock, par value $.0001 per share (the "Common Stock") (i) owned by Purchaser or any of the Investors as set forth on Schedule I or (ii) issuable to Purchaser or to any of the Investors upon conversion or exercise of the securities listed on Schedule I. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement,
(b) they shall have been sold as permitted by, and in compliance with, Rule 144 (or successor provision) promulgated under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, or (d) they shall have ceased to be outstanding.

          "Securities Act" means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

     3.   Registration Under Securities Act, etc.
          ---------------------------------------

          3.1. Registration on Request.
               -----------------------

          (a)  Request.  Subject to Section 3.1(b) and Section
3.8 hereof, at any time after two years have elapsed after the date hereof, and from time to time thereafter, upon the written request of one or more holders (the "Initiating Holders") of Registrable Securities representing not less than the Threshold Amount (as hereinafter defined) that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities, the Company will promptly give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon the Company will use its best efforts to effect the registration under the Securities Act of

             (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holders, and

            (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof (such holders together with the Initiating Holders are hereinafter referred to as the "Selling Holders") by written request given to the Company within 30 days after the giving of such written notice by the Company, all to the extent required to permit the disposition of the Registrable Securities so to be registered.

          The "Threshold Amount" shall, at any time, mean 20% of the sum of the (a) issued and outstanding shares of Common Stock, plus (b) the shares of Common Stock issuable upon the exercise or conversion of all of the then outstanding rights, options, warrants and convertible securities of the Company.

          (b)  Limitations on Registration on Request.
Notwithstanding anything in this Section 3.1 to the contrary the Company shall not be required to take any action pursuant to this
Section 3.1, including, without limitation, using its best efforts to effect the registration under the Securities Act of Registrable Securities, unless (i) in the case of an initial public offering, there has been a firm commitment given by the underwriters of the public offering for the sale of the Company's stock; and (ii) the offering includes Registrable Securities in an amount at least equal to the Threshold Amount, and the gross proceeds of any offering of the Registrable Securities must be such that the product of (x) the offering price and (y) the sum of (A) the shares of the Company's outstanding common stock, (B) the outstanding preferred stock of the Company and (C) the number of shares of common stock of the Company into which "in the money" warrants and options are convertible, is no less than $100,000,000. Furthermore, notwithstanding anything in this
Section 3.1 to the contrary, the Company shall not be required to effect any registration within six months of the effective date of any other registration under the Securities Act of the Company's Common Stock, other than any such registration filed under Form S-8 (or any successor form) of the Securities Act.

          (c) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 3.1 in connection with an underwritten offering by one or more
Selling Holders of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised each Selling Holder of Registrable Securities to be covered by such registration in writing that the inclusion of such other securities would not adversely affect such offering or (ii) subject to Section 3.1(h) the Selling Holders of not less than 66-2/3% of all Registrable Securities to be covered by such registration shall have consented in writing to the inclusion of such other securities.

          (d) Registration Statement Form. Registrations under this Section 3.1 shall be on such appropriate registration form of the Commission as shall be selected by the Company and as shall be reasonably acceptable to the Selling Holders of more than 50% of the Registrable Securities so to be registered. The Company agrees to include in any such registration statement all information which, in the opinion of counsel to the Selling Holders of Registrable Securities so to be registered and counsel to the Company, is required to be included.

          (e) Expenses. The Company will pay the Registration Expenses in connection with the initial three registrations requested pursuant to this Section 3.1. Thereafter, the Selling Holders will pay the Registration Expenses in connection with any further registrations.

          (f) Effective Registration Statement. A registration requested pursuant to this Section 3.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Selling Holders and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Selling Holders.

          (g) Selection of Underwriters. Except as otherwise provided in Section 6.19 of the Stock Purchase Agreement, the underwriter or underwriters of each underwritten offering of the Registrable Securities so to be registered shall be selected by the mutual agreement of the Company and the Selling Holders of more than 50% of the Registrable Securities so to be registered.

          (h) Priority in Requested Registration. If the managing underwriter of any underwritten offering shall advise the Company in writing (with a copy to each Selling Holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Selling Holders of 66-2/3% of the Registrable Securities requested to be included in such registration, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration, pro rata among the Selling Holders requesting such registration on the basis of the percentage of the Registrable Securities of such Selling Holders requested so to be registered. In connection with any such registration to which this Section 3.1(h) is applicable, no securities other than Registrable Securities shall be covered by such registration.

          3.2. Incidental Registration.
               -----------------------

          (a) Right to Include Registrable Securities. If the Company proposes to register any of its securities under the Securities Act by registration on Forms S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on such Forms or similar form(s) solely for registration of securities in connection with (i) an employee benefit plan or dividend reinvestment plan or a merger or consolidation, and (ii) debt securities which are not convertible into or exchangeable for Common Stock or into other securities convertible into or exchangeable for Common Stock, whether or not for sale for its own account), it will, subject to Section 3.8 hereof, each such time give prompt written notice to all registered holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 3.2. Upon the written request of any such holder (a "Requesting Holder") made as promptly as practicable and in any event within 30 days after the receipt of any such notice (10 days if the Company states in such written notice or gives telephonic notice to all registered holders of Registrable Securities, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date) (which request shall specify the Registrable Securities intended to be disposed of by such Requesting Holder), the Company will, subject to Section 3.8 hereof, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Requesting Holders thereof; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 3.1 and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.

          (b) Priority in Incidental Registrations. If the managing underwriter of any underwritten offering shall inform the Company by letter of its belief that the number of Registrable Securities requested to be included in such registration would materially adversely affect such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account and second, all other registered securities of the Company requested to be included in such registration pro rata among such holders on the basis of the estimated gross proceeds of the securities of such holders requested to be so included.

          (c) Subject to the Company's complying with the priorities set forth in Section 3.2(b), nothing contained in this
Section 3.2 shall prevent the Company from withdrawing any securities requested to be included in a registration either before or after the effectiveness of such registration.

          3.3. Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3.1 and 3.2, the Company will as expeditiously as possible:

             (i) prepare and (as soon as practicable, and in any event within 60 days in the case of Form S-l or S-2 and 30 days in the case of a registration requested on Form S-3 after the end of the period within which requests for registration may be given to the Company) file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 3.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

            (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period as shall be required for the disposition of all of such Registrable Securities, provided, that such period need not exceed 120 days;

           (iii) furnish to each seller of Registrable Securities covered by such registration statement, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

            (iv) use its best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request, (y) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision
    (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

             (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers thereof to consummate the disposition of such Registrable Securities;

            (vi)   furnish to each seller of Registrable
    Securities a signed counterpart of

                  (x)  an opinion of Counsel for the Company,
         and

                  (y)  a "comfort" letter signed by the
                  independent public accountants who have
                  certified the Company's financial statements included or incorporated by reference in such registration statement covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountant's comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountant's comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the accountant's comfort letter, such other financial matters, and in the case of the legal opinion, such other legal matters, as the sellers of more than 50% of the Registrable Securities covered by such registration statement, or the underwriters, may reasonably request;

           (vii) notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to each such seller of Registrable Securities a copy of any amendment or supplement to such registration statement or prospectus;

            (ix) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration; and

             (x) use its best efforts to list all Registrable Securities covered by such registration statement on any national securities exchange on which Registrable Securities of the same class and, if applicable, series, covered by such registration statement are then listed.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

    Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (vii) of this Section 3.3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this Section
    3.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

          3.4. Underwritten Offerings.
               ----------------------

          (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under
Section 3.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 3.7. The holders of the Registrable Securities proposed to be distributed by such underwriters will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof. Such holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities, such holder's intended method of distribution and any other representations required by law.

          (b) Incidental Underwritten Offerings. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 3.2 and such securities are to be distributed by or through one or more underwriters, the Company will, subject to Section 3.8 hereof, if requested by any Requesting Holder of Registrable Securities arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Requesting Holder among the securities of the Company to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such Requesting Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company other than representations, warranties or agreements regarding such Requesting Holder, such Requesting Holder's Registrable Securities and such Requesting Holder's intended method of distribution or any other representations required by law.

          (c) Holdback Agreements. (i) If any registration of Registrable Securities shall be in connection with an underwritten public offering, each holder of Registrable Securities agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during the 15 days prior to, and during the 90-day period (or such longer period as each holder of Registrable Securities agrees with the underwriter of such offering) beginning on, the effective date of such registration statement (except as part of such registration) provided that each holder of Registrable Securities has received written notice of such registration at least 15 days prior to such effective date.

          (ii) If any registration of Registrable Securities shall be in connection with an underwritten public offering, the Company agrees (x) not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or any subsidiary of the Company of the capital stock or substantially all the assets of any other person or in connection with an employee stock option or other benefit plan) during the 15 days prior to, and during the 90-day period (or such longer period as the underwriters retained by the Company may reasonably request) beginning on, the effective date of such registration statement (except as part of such registration) and (y) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the period referred to in the foregoing clause (x), including any sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted).

          3.5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and, to the extent practicable, each amendment thereof or supplement thereto, and give each of them such access to its books and records (to the extent customarily given to underwriters of the Company's securities) such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          3.6. Limitations, Conditions and Qualifications to Obligations under Registration Covenants. The obligations of the Company under Section 3.1(a) to use its best efforts to cause the Registrable Securities to be registered under the Securities Act are subject to the limitation, condition and qualification that the Company shall be entitled to postpone for a reasonable period of time (but not exceeding 30 days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 3.1(a) if the Company determines, in its reasonable judgment, that such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its affiliates or would require premature disclosure thereof and promptly gives the holders of Registrable Securities requesting registration thereof pursuant to Section 3.1(a) written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, such holders of Registrable Securities requesting registration thereof pursuant to Section 3.1(a) shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which holders of Registrable Securities are entitled pursuant to Section 3.1(a) hereof.

          3.7. Indemnification.
               ---------------

          (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 3.1 or 3.2, each seller of any Registrable Securities covered by such registration statement, its directors, officers, partners, agents and affiliates and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, insofar as losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such seller and each such director, officer, partner, agent or affiliate, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such seller or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and provided, further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus so long as such final prospectus, and any amendments or supplements thereto, have been furnished to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, partner, agent or affiliate or controlling person and shall survive the transfer of such securities by such seller.

          (b) Indemnification by the Sellers. As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision
(a) of this Section 3.7) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party under this Section 3.7(b) shall be limited to the amount of proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

          (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 3.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 3.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which subjects the indemnified party to any injunctive relief or other equitable remedy.

          (d) Contribution. If the indemnification provided for in this Section 3.7 shall for any reason be held by a court to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such loss, claims, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this subparagraph (d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

          (e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 3.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

          (f) Indemnification Payments. The indemnification and contribution required by this Section 3.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          3.8. Limitations on Registrations of Registrable Securities. The Company shall not be required to effect any registration of Registrable Securities pursuant to Section 3.2 hereof if it shall deliver to the holder or holders requesting such registration an opinion of counsel which opinion and counsel shall be reasonably satisfactory to such holder or holders to the effect that all Registrable Securities held by such holder or holders may be sold in the public market without registration under the Securities Act and any applicable State Securities laws.

     4. Rule 144. Pursuant to Rule 144 under the Securities Act or otherwise, the Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     5. Special transfer. The parties hereto agree that if Steven B. Rothschild, as Nominee, sells or transfers up to 150,000 shares of the Company's Series A Preferred Stock within 7 days of the date hereof to Paul Jacobs ("Jacobs"), upon the execution of this Agreement by Jacobs, such sold or transferred shares shall be considered Registrable Securities.

     6. Amendments and Waivers. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of each of the parties hereto. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

     7. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     8. Notice. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:


    if to the Company, to:   Neuromedical Systems, Inc.
                            Two Executive Boulevard
                            Suffern, New York  10901
                            Telecopy:  (914) 368-3896
                            Attention:  Mr. Mark Rutenberg

    with a copy to:          Sheldon Krause, Esq.
300 East 42nd Street
New York, New York  10017
                            Telecopy:  (212) 986-2907

    if to Purchaser, to:     The Goldman Sachs Group, L.P.
                            c/o Goldman, Sachs & Company
                            85 Broad Street
                            New York, New York  10004
                            Telecopy:  (212) 902-3000
                            Attention:  Ms. Elizabeth Cogan

    with a copy to:          Fried, Frank, Harris, Shriver &
                            Jacobson
                            One New York Plaza
                            New York, New York  10004-1980
                            Telecopy:  (212) 820-8586
                            Attention:  Paul M. Reinstein, Esq.

     if to an investor, to the address for such Investor on
Schedule I attached hereto.

     9. Assignment. This Agreement shall not be assignable by any party except to an affiliate of that party.

     10. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     11. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

     12. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement. Except as set forth on
Schedule 11 attached hereto, the Company has not previously entered into any agreement with respect to any of its equity securities granting any registration rights to any person. Each of the Investors, in their individual capacities, agree that any rights with respect to the registration of securities of the Company, and any agreements pertaining to such rights, including but not limited to those agreements set forth on Schedule III hereto, are superseded in their entirety by this Agreement, and such rights and agreements are hereby cancelled and no longer of any force or effect.

     13. Recapitalizations, etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Registrable Securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the shares of Registrable Securities or any other change in the Company's capital structure, appropriate adjustments shall be made in this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

     14. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party to such action or proceeding shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     16. Entire Agreement. This agreement constitutes the entire agreement among the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements and understandings, written or oral, among the parties to this agreement or between any of such parties, with respect thereto.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                              NEUROMEDICAL SYSTEMS, INC.



                              By /s/ Mark R. Rutenberg
                                 -------------------------------
                                 Name: Mark R. Rutenberg
                                 Title: President



                              THE GOLDMAN SACHS GROUP, L.P.



                              By /s/ Richard A. Friedman
                                 -------------------------------
                                 Name: Richard A. Friedman
                                 Title: General Partner


                              EDELSON TECHNOLOGY PARTNERS II,



                              By /s/ John E. Fox
                                 -------------------------------
                                 Name: John E. Fox
                                 Title: General Partner


                              STEVEN B. ROTHSCHILD, AS NOMINEE



                              By /s/ Steven B. Rothschild
                                 -------------------------------
                                 Name: Steven B. Rothschild
                                 Title: Nominee


                           SCHEDULE I
                           ----------


        Name                              Securities Held
        ----                              ---------------

Steven B. Rothschild,             (a)  9,337,732 shares of
  as Nominee                      Series A Preferred Stock
747 Chestnut Ridge Road
Spring Valley, New York 10977     (b)  Warrant to purchase
Telecopy: (914) 426-6406          4,362,141 shares of Common
                                  Stock

                                  (c)  Warrant to purchase
                                  2,138,400 shares of Common
                                  Stock


Edelson Technology                (a)  5,515,260 shares of
  Partners II, L.P.               Series B Preferred Stock
Park 80 West, Plaza 2
Saddle Brook, New Jersey 07622    (b)  Warrant to purchase
Telecopy: (201) 843-5479          861,600 shares of Common Stock
Attention:  Mr. John E. Fox

The Goldman Sachs Group, L.P.     (a)  10,500,000 shares of
85 Broad Street                   Series E Preferred Stock
New York, New York 10004
Telecopy: (212) 902-3000          (b)  Warrant to purchase
Attn: Ms. Elizabeth Cogan         15,500,000 shares of Series E
                                  Preferred Stock